EXHIBIT 99.1

Contact:	Ritchie L. Bond	Contact:	Timothy S. Price
	DIMON Incorporated		Standard Commercial Corporation
	(434) 791-6952		(252) 291-5507

NEWS RELEASE

April 1, 2005

SHAREHOLDERS OF DIMON INCORPORATED AND

STANDARD COMMERCIAL CORPORATION

APPROVE MERGER

DANVILLE, VA and WILSON, NC – Independent leaf tobacco merchants DIMON Incorporated (NYSE: DMN) and Standard Commercial Corporation (NYSE: STW) are pleased to announce that, at separate special meetings held today, their respective shareholders approved the merger of the two companies.

More than 35 million of DIMON’s outstanding shares were voted, with approximately 77% of total shares outstanding voted in favor of the merger proposal. More than 10 million of Standard’s outstanding shares were voted, with approximately 74% of total shares outstanding voted in favor of the merger proposal.

The companies expect to complete the merger during April 2005. The closing of the merger remains subject to financing considerations and other customary closing conditions. The companies have made all appropriate pre-closing U.S. and foreign antitrust filings and have obtained all U.S. and foreign antitrust approvals required to be obtained in advance of closing.

The combined company will be named Alliance One International, Inc. Alliance One’s common stock is expected to trade on the New York Stock Exchange under the symbol “AOI” upon closing of the merger.

DIMON Incorporated is the world’s second largest independent leaf tobacco merchant, with operations in more than 30 countries. For more information on DIMON, visit the company’s website at http://www.dimon.com.

Standard Commercial Corporation is the world’s third largest independent leaf tobacco merchant, with operations in more than 30 countries. For more information on Standard Commercial, visit the company’s website at http://www.sccgroup.com.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about conditions to the merger between DIMON and Standard and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of DIMON’s and Standard’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in the markets for financing necessary to consummate the merger and failure of either DIMON or Standard to satisfy conditions to the merger provided in the merger agreement.

DIMON and Standard do not undertake any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. Additional factors that could cause DIMON’s and Standard Commercial’s results to differ materially from those described in the forward-looking statements can be found in DIMON’s and Standard’s filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov ).

DIMON and Standard Commercial have filed a joint proxy statement/prospectus and other relevant documents concerning the merger with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Investors and security holders can obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about DIMON and Standard without charge at the SEC’s Internet site (http://www.sec.gov ). Copies of the proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to DIMON Incorporated, 512 Bridge Street, Post Office Box 681, Danville, Virginia 23543-0681, Attention: Investor Relations, (434) 792-7511, or to Standard Commercial Corporation, 2201 Miller Road, P.O. Box 450, Wilson, North Carolina 27894-0450, Attention: Investor Relations, (252) 291-5507.

The respective directors and executive officers of DIMON and Standard Commercial and other persons may be deemed to be “participants” in the solicitation of proxies in respect of the proposed merger. Information regarding DIMON’s directors and executive officers is available in its proxy statement filed with the SEC on July 13, 2004, and information regarding Standard Commercial’s directors and executive officers is available in its proxy statement filed with the SEC on June 23, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials filed with the SEC.